Exhibit 99.2(b)


                                  CONSTITUTION

                                       OF

                        COLLEGE RETIREMENT EQUITIES FUND


                              Adopted May 26, 1952
                          As Amended November 7, 2002


                                   ARTICLE I

                                Principal Office



      The principal office of the corporation shall be located in the City, County and State of New York, and its principal operations shall be conducted in the State of New York.

                                   ARTICLE II

                                    Members

      Section 1. Qualifications. The corporation shall consist of seven members, known individually as "overseers" and known collectively as the "CREF Board of Overseers," who shall be the persons named in Section 1 of the act to incorporate College Retirement Equities Fund for the benefit of the teaching profession, Chapter 124 of the Laws of 1952 of the State of New York, namely, Laird Bell, Virgil M. Hancher, R. McAllister Lloyd, Irving S. Olds, Francis T.
P. Plimpton, Henning W. Prentis, Jr., Henry M. Wriston and their successors. None but members of TIAA Board of Overseers, a New York corporation, shall be eligible to become or to continue as members of the corporation.

      Section 2. Term of Office. The term of membership of each of the first seven members shall expire in a different year at the close of annual meetings of the members to be held respectively in the years 1953 to 1959, inclusive. At each annual meeting, one member shall be elected for a seven-year term by the vote of at least four members to succeed the member whose term expires at the close of such annual meeting. If any member shall, by death, resignation, incapacity to act or otherwise, cease to be a member during his term, his successor may be elected by the vote of a majority of the remaining members to serve for the remainder of his term. Each member shall hold office after the expiration of his term until his successor shall be elected. A member may serve for more than one term or part of a term.

                                  ARTICLE III

                     Meetings of Members and Policyholders

      Section 1. Annual Meetings. The members shall schedule an annual meeting of policyholders for the election of trustees and the transaction of such other business as shall properly come before the meeting at the principal office of the corporation to be held on the second Monday in November of each year at 10:00 o'clock in the forenoon if not a legal holiday, or, if a legal holiday, then on the next preceding business day. If the president of the members or any three members shall so determine, the annual policyholders meeting may be held at a different date, time or place, provided notice

                             FOR INTERNAL USE ONLY
thereof shall be given to all policyholders in person or by mail or telegraph at least ten and not more than fifty days in advance of any such meeting. The president of the members shall call an annual meeting of the CREF Board of Overseers to be held in November of each year for the purpose of electing or reelecting members to fill vacancies created by the expiration of members' terms of office, to elect a president and a secretary of the CREF Board of Overseers and the transaction of such other business as shall properly come before the meeting.

      Section 2. Special Meetings. Special meetings of the members or special meetings of the policyholders may be called at any time by the president of the members or by any three members, or by the board of trustees, or by the chairman or president of the corporation, to be held at such time and place as shall be specified by notice.

      Section 3. Notice of Meetings. Notice of the time, place and purpose or purposes of all meetings of policyholders or of the CREF Board of Overseers shall be given to all policyholders of record as of the record date for the meeting or to all members, as the case may be, in person or by mail or telegraph at least ten and not more than fifty days in advance of any such meeting. No notice of any meeting need be given to any member or policyholder who is present at such meeting in person or by proxy or who waives notice in writing either before or after the meeting. Notice given by mail or telegraph shall be sent to the member or policyholder at his address shown by the records of the corporation in time to reach such address in ordinary course by the time the notice is required to be given.

      Section 4. Record Date. The board of trustees may fix in advance a record date for determining the policyholders entitled to notice of and to vote at any annual or special meeting of policyholders. Such date shall be not more than fifty nor less than ten days before the date of the meeting. Only policyholders of record as shown by the books of the corporation as of the record date shall be entitled to notice of and to vote at the meeting.

      Section 5. Voting. At all meetings of policyholders, policyholders shall be entitled to vote based on the value of their CREF contracts as of the record date. At all meetings of the members, each member shall be entitled to one vote. The CREF Board of Overseers shall have power to define the term "policyholder of record," to specify the manner in which the value of the policyholders' CREF contracts shall be determined, and to resolve any questions with respect thereto which may arise. Members and policyholders may vote in person or by proxy appointed in writing, but no proxy shall be valid after the expiration of eleven months from the date of its execution.

      Section 6. Policyholders Quorum and Vote. The vote in person or by proxy of ten percent of the total number of votes entitled to be cast shall constitute a quorum for purposes of policyholder meetings for the election of trustees and for such other matters for which no other quorum is specified or required by applicable law. Except as otherwise expressly provided by law or this constitution, all matters voted upon by policyholders shall be decided by a majoriy of the votes cast at a meeting at which a quorum shall be present. The above notwithstanding, any matters voted upon by policyholders which purportedly require the amendment of CREF's charter, constitution or bylaws shall be decided by a vote of more than fifty percent of all outstanding votes. If less than a quorum is present at any meeting, any person entitled to preside at or act as secretary at such meeting may adjourn the meeting from time to time until a quorum shall attend, and no notice need be given of any adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless after the adjournment is taken the board of trustees fixes a new record date for the adjourned meeting.

                             FOR INTERNAL USE ONLY

      Section 7. Members Quorum and Vote. The presence in person or by proxy of four members shall constitute a quorum at any meeting of the CREF Board of Overseers. Except as otherwise expressly provided by law or this constitution, the act of a majority of the members present at a meeting at which a quorum shall be present shall be the act of the members. If less than a quorum is present at any meeting, a majority of those present may adjourn the meeting from time to time until a quorum shall attend.

      Section 8. Telephonic Participation. At all meetings of the CREF Board of Overseers or any committee thereof, members may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 9. Action Without a Meeting. Where time is of the essence, but not in lieu of a regularly scheduled meeting of the CREF Board of Overseers, or any committee thereof, any action required or permitted to be taken by the board, or any committee thereof, may be taken without a meeting if all of the members of the board or all of the members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or the members of the committee shall be filed with the minutes of the proceedings of the board or committee.

                                   ARTICLE IV

                       President and Secretary of Members


      Section 1. Election. At each annual meeting of the members, they shall elect a president and a secretary of the members, each to serve until the close of the next annual meeting of the members or until his successor shall be elected. The president of the members shall be chosen from among the members; the secretary of the members may but need not be chosen from among the members. The members may remove the president or the secretary of the members from office and may fill any vacancies occurring in such offices at any time.

      Section 2. Duties. The president of the members shall preside at meetings of members. The secretary of the members shall give all required notices of meetings of members and shall attend and act as secretary at all meetings of members and keep the records thereof. In the absence of the president, another member shall be chosen to preside at meetings of the members, and in the absence of the secretary, the members shall designate someone else to act as secretary at meetings of members.

                                   ARTICLE V

                               Board of Trustees

      Section 1. General Powers. The general management of the property, business and affairs of the corporation shall be vested in the board of trustees.

      Section 2. Number, Election and Term of Office. The board of trustees shall consist of a total of eight trustees divided into four classes of trustees, each class to consist of two trustees, and the trustees of one class shall be elected at the annual meeting of the policyholders in each year to serve for a term of four years. The term of office of each trustee so elected shall commence at the close of the meeting of the board of

                             FOR INTERNAL USE ONLY
trustees next succeeding such election, and shall continue until his successor shall take office. If any trustee shall, by death, resignation, incapacity to act or otherwise, cease to be a trustee during his term, his successor may be elected to serve for the remainder of his term at any meeting of the members at which a quorum shall be present.

      Section 3. Qualifications. Not more than two of the members of the corporation and not more than four officers and salaried employees of the corporation shall be eligible to serve at any one time on the board of trustees.

                                   ARTICLE VI

                                  Investments

      Section 1. Investment Policy. The following statement of investment policy is a guide and not a limitation on the investment powers of the corporation:

      (a) It is desirable that the corporation keep its assets invested at all times exclusively in investments having equity characteristics.

      (b) It is desirable that the corporation take advantage of the principle of dollar cost averaging by periodic purchases as funds become available, keeping as fully invested at all times as is practicable since:

            (i) the normal participant in the benefits of the corporation will make regular monthly contributions over a period of many years and will receive monthly retirement benefits for life;

            (ii) there is no need to anticipate demand for large sums of cash at any one time since the certificates of participation do not provide for cash withdrawal.

      (c) It is desirable that the corporation's funds be diversified as to type of industry and growth and yield characteristics.

      Section 2. Restrictions on Investments. The corporation, as set forth in its charter, shall not invest: (a) in any common stocks or shares of any corporation, joint-stock association, or business trust an amount in excess of such percentage, not to exceed ten percent except with the approval of the insurance department, of voting shares of such institution which would cause any such institution to be controlled by, or become a subsidiary of, the corporation, as defined in the insurance law; provided that the foregoing limitation shall not apply to any investment in any subsidiary corporation engaged in any business lawful under the laws of the jurisdictions in which subsidiaries are organized subject to such limitations as are provided in sections one thousand seven hundred one and one thousand seven hundred eight of the insurance law; and (b) shall not engage in transactions in foreign currency or in contracts for future delivery of, options and other rights to purchase, and options and other rights to purchase contracts for future delivery of, securities eligible for investment, except as provided in a statement of operations as filed in accordance with the procedures under subsection (e) of section four thousand two hundred forty of the insurance law and approved by the superintendent.

                             FOR INTERNAL USE ONLY

      Section 3. Additional Funds. In addition to the fund with the investments as provided in Article VI, Section 2, the corporation may establish additional funds with investment objectives and limitations as described in the statement of operations of such funds filed with, and approved by, the insurance department.

                                  ARTICLE VII

                            Committees and Expenses

      Section 1. Committees. The members of the corporation may appoint from time to time such committees of members as they may deem advisable and provide for the reasonable compensation and expenses thereof.

      Section 2. Expenses. Each member shall be reimbursed for transportation and other expenses incurred by him in serving the corporation.

                                  ARTICLE VIII

                                   Amendments

      This constitution may be amended at any meeting of the members by the affirmative vote of four members at a duly constituted meeting of the CREF Board of Overseers, provided that written notice of the proposed action at such meeting shall have been given by mail or otherwise to each member at least ten days prior to the meeting. No change in this constitution shall take effect until the Superintendent of Insurance of the State of New York has certified it as being lawful and equitable.

FOR INTERNAL USE ONLY